UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 22, 2014

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 441-0311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fiscal 2014 Executive Bonus Plan

On March 22, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Atmel Corporation (the “Company”) adopted an executive bonus plan for 2014. The executive bonus plan is an incentive program designed to motivate participants to achieve the Company’s financial and other performance objectives and to reward them if, and when, those objectives are met. All of the Company’s executive officers, including all of its officers designated as “Section 16” officers under the Securities Exchange Act of 1934, as amended, and other designated employees of the Company, are eligible to participate in the executive bonus plan (individually, a “Participant,” and collectively, the “Participants”). Target bonuses for Participants range from 40% to 160% of a Participant’s annual base salary.  The bonus actually paid to a Participant will be based on the achievement of (i) Company performance objectives during two semi-annual performance periods (January 1, 2014 to June 30, 2014 and July 1, 2014 to December 31, 2014) related to semi-annual revenue and non-GAAP operating profit, (ii) individual performance objectives approved by the Committee, and (iii) for some Participants, business unit objectives tied to the business unit’s semi-annual revenue and non-GAAP operating profit, non-GAAP operating expense and/or non-GAAP gross margin, or objectives tied to corporate sales revenue. Achievement of each factor will be measured independently, and a minimum threshold for each factor must be met for any credit to be given to that factor. The Committee sets minimum threshold, target and maximum objectives for each semi-annual period, based on quarterly and annual goals evaluated under the Company’s annual operating plan, then-current business conditions and other factors deemed relevant by the Committee, including advice received from its independent compensation consultant. Bonuses will scale between threshold and target performance and target and maximum performance. The actual bonuses payable for 2014, if any, could range from zero to 200% of a Participant’s target bonus and will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee. In addition, the Committee retains discretion to reduce or increase the bonus that would otherwise be payable based on actual performance. No bonuses, however, will be paid under the executive bonus plan if the Company does not achieve an annual non-GAAP operating profit (excluding the effect of stock-based compensation expense, restructuring and impairment charges, acquisition and divestiture related expenses, certain legal, accounting and related payments, fees and expenses, intellectual property related settlement and license payments, and other items approved by the Committee). Notwithstanding the semi-annual measurement of Company performance under the executive bonus plan, all bonuses earned (other than quarterly corporate sales revenue-related bonuses earned by Participants who are sales executives, which will be paid quarterly) will be paid after the close of the fiscal year, unless otherwise determined by the Committee. Based on competitive pay practices, market circumstances and other factors deemed relevant to the Committee, including the advice of its independent compensation consultant, the Committee retains discretion to approve partial or accelerated payment of bonuses earned for the first semi-annual performance period prior to the end of the 2014 fiscal year. With respect to Participants eligible to participate in the executive bonus plan as of March 22, 2014 (which may change over the course of the year), as of such date the aggregate amount of bonuses payable under the executive bonus plan to such Participants would be approximately $9,000,000 at target performance, and the aggregate amount of bonuses payable to such Participants would be approximately $18,000,000 at maximum performance.

Modification of 2014 Long-Term Performance-Based Incentive Plan

On March 22, 2014, after further review and consideration of the Company’s operating and strategic plans, the Committee modified the Company’s 2014 Long-Term Performance-Based Incentive Plan (the “2014 Plan”). Corporate level non-GAAP gross margin will, under the modified 2014 Plan, include the performance of the Company’s XSense business unit; prior to this modification, non-GAAP corporate level gross margin calculations under the 2014 Plan excluded XSense performance. No other changes were made to the 2014 Plan; all threshold, target and maximum quarterly performance non-GAAP gross margin metrics remain unchanged.

Atmel Corporation Senior Executive Change of Control and Severance Plan

The Committee has renewed and extended the term of the Company’s Change of Control and Severance Plan (the “Plan”). As so extended, the Plan supersedes and amends the Company’s prior Executive Change of Control and Severance Plan. The Plan provides specified severance benefits to eligible senior executive employees of the Company whose employment is (a) involuntarily terminated due to death, disability, or for circumstances other than cause, or (b) terminated, voluntarily or involuntarily, within a defined “change of control” period (occurring within three months prior to, or twenty-four (24) months following, a change of control of the Company), subject, in each case, to the specific terms and conditions set forth in the Plan.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amended Employment Agreement
On March 27, 2014, the Company amended the employment agreement of Steven Laub, the Company’s President and Chief Executive Officer, to provide, consistent with the Atmel Corporation Senior Executive Change of Control and Severance Plan, that the definition of “in Connection with a Change of Control” includes the period within three (3) months prior to, or twenty-four (24) months following, a change of control of the Company, as such terms are defined in Mr. Laub’s employment agreement.

The foregoing description is qualified in its entirety by reference to the amendment to Mr. Laub’s employment agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Atmel Corporation Senior Executive Change of Control and Severance Plan
10.2	Amendment No. 2 to the Amended Employment Agreement between the Company and Steven Laub, dated March 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION

March 27, 2014	By:	/s/ Scott Wornow
Scott Wornow
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Atmel Corporation Senior Executive Change of Control and Severance Plan
10.2	Amendment No. 2 to the Amended Employment Agreement between the Company and Steven Laub, dated March 27, 2014